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                         KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

                              INDEMNIFICATION AGREEMENT

         This Indemnification Agreement (the "Agreement") is made and effective as of ____________, 1997, by and between Keystone Automotive Industries, Inc., a California corporation (the "Company"), and Kim D. Wood, a director and/or officer of the Company or a subsidiary of the Company (the "Indemnitee").

                                       RECITALS

    A. The Company and the Indemnitee recognize that the present state of the law is too uncertain to provide the Company's directors and officers with adequate and reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties for the Company;

    B. The Company and the Indemnitee are aware of the growth in the number of lawsuits filed against corporate directors and officers in connection with their activities in such capacities and by reason of their status as such;

    C. The Company and the Indemnitee recognize that the cost of defending against such lawsuits, whether or not meritorious, is often beyond the financial resources of most directors and officers of the Company;

    D. The Company and the Indemnitee recognize that the legal risks and potential liabilities, and the threat thereof, associated with proceedings filed against the directors and officers of the Company bear no reasonable relationship to the amount of compensation received by the Company's directors and officers;

    E. The Company, after reasonable investigation prior to the date hereof, has determined that the liability insurance coverage available to the Company as of the date hereof is inadequate, unreasonably expensive or both. The Company believes, therefore, that the interest of the Company's shareholders would be best served by a combination of (i) such liability insurance as the Company may reasonably obtain pursuant to the Company's obligations hereunder and (ii) a contract with its directors and officers, including the Indemnitee, to indemnify them to the fullest extent permitted by law (as in effect on the date hereof, or, to the extent any amendment may expand such permitted indemnification, as hereafter in effect) against personal liability for actions taken in the performance of their duties to the Company;

    F. The Company's Amended and Restated Bylaws authorize the indemnification of corporate agents of the Company, subject to the limitations set forth in Section 317 of the California Corporations Code;


                                    EXHIBIT 10.13

    G. The Board of Directors of the Company has concluded that, to retain and attract talented and experienced individuals to serve as directors and officers of the Company and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company to contractually indemnify its directors and officers to the fullest extent permitted by law, and to assume for itself liability for expenses and damages in connection with claims against such directors and officers in connection with their service to the Company, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its stockholders;

    H. The Company desires and has requested the Indemnitee to serve or continue to serve as a director and/or officer of the Company, free from undue concern for the risks and potential liabilities associated with such services to the Company; and

    I. The Indemnitee is willing to serve, or continue to serve, the Company, provided, and on the expressed condition, that he is furnished with the indemnification provided for herein.

                                      AGREEMENT

         NOW, THEREFORE, the Company and the Indemnitee agree as follows:

         1.  DEFINITIONS.

              (a) "Expenses" means, for the purposes of this Agreement, all direct and indirect costs of any type or nature whatsoever (including, without limitation, any fees and disbursements of the Indemnitee's counsel, accountants and other experts and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, preparation, defense or appeal of a Proceeding; provided, however, that Expenses shall not include judgments, fines, penalties or amounts paid in settlement of a Proceeding.

              (b) "Proceeding" means, for the purposes of this Agreement, any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including an action brought by or in the right of the Company) in which the Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that the Indemnitee is or was a director and/or officer of the Company, by reason of any action taken by him or of any inaction on his part while acting as such director and/or officer or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director and/or officer of the foreign or domestic corporation or association which was a predecessor to the Company or of another enterprise at the request of such predecessor whether or not he is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement; PROVIDED, however, that the term "Proceeding" shall not include any proceeding based upon or arising from or in connection with (i) that certain Agreement and Plan of Merger dated December 6, 1996, by and among the Company and the Indemnitee, among others, or


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(ii) any facts or circumstances relating to North Star Plating Company, a
Minnesota corporation, existing on or before the date thereof.

         2. AGREEMENT TO SERVE. In consideration of the protection afforded by this Agreement, if the Indemnitee is a director, he agrees to serve to the best of his abilities until the earlier of (i) the time when the Indemnitee fails to be reelected to the Board and qualified or (ii) such time as he tenders his resignation in writing. If the Indemnitee is an officer, he agrees to serve to the best of his abilities at the will of the Company or under separate contract, if such contract exists, for so long as the Indemnitee is duly appointed or employed or until such time as he tenders his resignation in writing. Nothing contained in this Agreement is intended to create in the Indemnitee any right to continued employment or any requirement of a continuing relationship.

         3.  INDEMNIFICATION.

              (a) THIRD PARTY PROCEEDINGS. The Company shall indemnify the Indemnitee against Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with a Proceeding (other than a Proceeding by or in the right of the Company) if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had reasonable cause to believe that the Indemnitee's conduct was unlawful.

              (b) PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnify the Indemnitee against Expenses and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with a Proceeding by or in the right of the Company to procure a judgment in its favor if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders. Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged liable to the Company in the performance of the Indemnitee's duty to the Company and its stockholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine proper.

              (c) SCOPE. Notwithstanding any other provision of this Agreement, the Company shall indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by other provisions of this Agreement, the Company's Articles of Incorporation, the Company's Bylaws or by statute.


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         4.  DETERMINATION OF RIGHT TO INDEMNIFICATION.  Upon receipt of a written claim addressed to the Board of Directors for indemnification pursuant to Section 3, the Company shall indemnify the Indemnitee with respect to such written claim to the full extent permitted by law and in the manner specified by
Section 317 of the California Corporation Code. If a claim under Section 3 is not paid in full by the Company within thirty (30) days after such written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, unless such action is dismissed by the court as frivolous or brought in bad faith, the Indemnitee shall be entitled to be paid the expense of prosecuting such claim. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to make a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct under applicable law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct. The Company shall have the burden of proof concerning whether the Indemnitee has or has not met the applicable standard of conduct.

         5. ADVANCEMENT AND REPAYMENT OF EXPANSES. The Expenses incurred by the Indemnitee in defending and investigating any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding within 30 days after receiving from the Indemnitee the copies of invoices presented to the Indemnitee for such Expenses, if the Indemnitee shall provide an undertaking to the Company to repay such amount to the extent it is ultimately determined that the Indemnitee is not entitled to indemnification. In determining whether or not to make an advance hereunder, the ability of the Indemnitee to repay shall not be a factor. Notwithstanding the foregoing, in a Proceeding brought by the Company directly, in its own right (as distinguished from an action brought derivatively or by any receiver or trustee), the Company shall not be required to make the advances called for hereby if the Board of Directors determines, in its sole discretion, that it does not appear that the Indemnitee has met the standards of conduct which make it permissible under applicable law to indemnify the Indemnitee and the advancement of Expenses would not be in the best interests of the Company and its stockholders.

         6. PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification or advancement by the Company of some or a portion of any Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, and amounts paid in settlement) incurred by him in the investigation, defense, settlement or appeal of a Proceeding, but is not entitled to indemnification or advancement of the total amount thereof, the Company shall nevertheless indemnify or pay advancements to the Indemnitee for the portion of such Expenses or liabilities to which the Indemnitee is entitled.

         7. NOTICE TO COMPANY BY THE INDEMNITEE. The Indemnitee shall notify the Company in writing of any matter with respect to which the Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by the Indemnitee of written notice thereof; provided that any delay in so notifying the Company shall not constitute a waiver by the


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Indemnitee of his  rights hereunder.  The written notification to the Company shall be addressed to the Board of Directors and shall include a description of the nature of the Proceeding and the facts underlying the Proceeding and be accompanied by copies of any documents filed with the court in which the Proceeding is pending. In addition, the Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within the Indemnitee's power.

         8.  MAINTENANCE OF LIABILITY INSURANCE.

              (a) The Company hereby agrees that so long as the Indemnitee shall continue to serve as a director and/or officer of the Company and thereafter so long as the Indemnitee shall be subject to any possible Proceeding, the Company, subject to Section 8(b), shall use its best efforts to obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") which provides the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if the Indemnitee is a director; or of the Company's officers, if the Indemnitee is not a director of the Company but is an officer.

              (b) Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

              (c) NOTICE TO INSURERS. If, at the time of the receipt of a notice of a claim pursuant to Section 7 hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

              (d) NOTICE OF CHANGE. The Company promptly shall notify the Indemnitee of any termination of, or change in the terms or conditions of, any D&O Insurance maintained by the Company, including, but not limited to, any change in the rights or benefits afforded thereunder to the Indemnitee, the insurer or the premiums therefor.

         9. DEFENSE OF CLAIM. In the event that the Company shall be obligated under Section 5 hereof to pay the Expenses of any Proceeding against the Indemnitee and the Company or any other person entitled to indemnification by the Company is a party to the Proceeding, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the


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Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that (i) the Indemnitee shall have the right to employ his counsel in any such Proceeding at the Indemnitee's expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, or (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of the Indemnitee's counsel shall be at the expense of the Company.

         10. ATTORNEYS FEES. In the event that the Indemnitee or the Company institutes an action to enforce or interpret any terms of this Agreement, the Company shall reimburse the Indemnitee for all of the Indemnitee's reasonable fees and expenses in bringing and pursuing such action or defense, unless as part of such action or defense, a court of competent jurisdiction determines that the material assertions made by the Indemnitee as a basis for such action or defense were not made in good faith or were frivolous.

         11. CONTINUATION OF OBLIGATIONS. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, fiduciary, employee or agent of a corporation, partnership, joint venture, trust or other enterprise, and shall continue thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee served in any capacity referred to herein.

         12. SUCCESSORS AND ASSIGNS. This Agreement establishes contract rights that shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.

         13.  NON-EXCLUSIVITY.

              (a) The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed to be exclusive of any other rights that the Indemnitee may have under any provision of law, the Company's Articles of Incorporation or Bylaws, the vote of the Company's shareholders or disinterested directors, other agreements or otherwise, both as to action in his official capacity and action in another capacity while occupying his position as a director and/or officer of the Company.

              (b) In the event of any changes, after the date of this Agreement, in any applicable law, statute, or rule which expand the right of a California corporation to indemnify its officers and directors, the Indemnitee's rights and the Company's obligations under this Agreement shall be expanded to the full extent permitted by such changes. In the event of any changes in any applicable law, statute or rule, which narrow the right of a California corporation to indemnify a director or officer, such changes, to the extent not otherwise required by such law, statute or rule to


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be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

         14. SUBROGATION. In the event of any payment under this Agreement by the Company to or on behalf of the Indemnitee, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

         15. SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law, rule or regulation. The Company's inability, pursuant to court order, to perform its obligations under this Agreement or the modification of this Agreement by any regulatory agency through administrative action shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 15. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

         16. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California. To the extent permitted by applicable law, the parties hereby waive any provisions of law which render any provision of this Agreement unenforceable in any respect.

         17. NOTICE. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

         19. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

                             KEYSTONE AUTOMOTIVE INDUSTRIES, INC.


                             By
                                --------------------------------------
                                 Charles J. Hogarty,
                                 Chief Operating Officer
                                 700 East Bonita Avenue
                                 Pomona, California 91737

INDEMNITEE:


-----------------------------------
KIM D. WOOD
12415 44th Avenue North
Plymouth, Minnesota 55442


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